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                                                                 EXHIBIT 24
                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned directors and the Principal Financial and Accounting Officer of MINNESOTA MINING AND MANUFACTURING COMPANY, a Delaware corporation, hereby constitute and appoint Livio D. DeSimone, Giulio Agostini, John J. Ursu, Roger P. Smith, Janet L. Yeomans and Gregg M. Larson or any of them, their true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for them and in their name, place, and stead, in any and all capacities, to do any and all acts and things and execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable MINNESOTA MINING AND MANUFACTURING COMPANY to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with said Commission of its annual report on Form 10-K for the fiscal year ended December 31, 1997, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of MINNESOTA MINING AND MANUFACTURING COMPANY, and the names of the undersigned directors and Principal Financial and Accounting Officer to the Form 10-K and to any instruments and documents filed as part of or in connection with said Form 10-K or amendments thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 9th day of February, 1998.


 /s/ Livio D. DeSimone                            /s/ Giulio Agostini
     Livio D. DeSimone                                Giulio Agostini
 Chairman of the Board and                          Senior Vice President
 Chief Executive Officer,                         Principal Financial Officer
         Director                                 Principal Accounting Officer


 /s/ Ronald O. Baukol                              /s/ Allen E. Murray
Ronald O. Baukol, Director                        Allen E. Murray, Director


 /s/ Edward A. Brennan                             /s/ Aulana L. Peters
Edward A. Brennan, Director                       Aulana L. Peters, Director


 /s/ Edward R. McCracken                           /s/ Rozanne L. Ridgway
Edward R. McCracken, Director                     Rozanne L. Ridgway, Director


 /s/ W. George Meredith                            /s/ Frank Shrontz
W. George Meredith, Director                      Frank Shrontz, Director


 /s/ Ronald A. Mitsch                              /s/ F. Alan Smith
Ronald A. Mitsch, Director                        F. Alan Smith, Director


                                                   /s/ Louis W. Sullivan
                                                  Louis W. Sullivan, Director